Murphy USA Inc. Reports Fourth Quarter 2015 Results

El Dorado, Arkansas, February 3, 2016 – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and twelve months ended December 31, 2015.
Key Highlights:

•	Net income was $66.7 million or $1.58 per diluted share in Q4-2015, with income from continuing operations of $29.2 million or $0.69 per diluted share

•	Sale of Hereford ethanol plant finalized for $98.2 million, contributing the majority of $37.5 million in income from discontinued operations, or $0.89 per diluted share

•	Retail fuel volume grew 3.4% for the chain overall at 12.4 cpg margins as average per store month (APSM) volumes declined 1.4% against the record Q4-2014 environment

•	Merchandise sales increased 6.7% overall (1.7% APSM) at a 14.3% unit margin led by non-tobacco sales and margins, up 9.8% and 8.2%, respectively on an APSM basis

•	Added 44 new stores in the quarter, bringing the chain total to 1,335 stores at year end

•
Subsequent to quarter end, announced a Board approved strategic allocation of capital to pursue new additional growth opportunities and to undertake a share repurchase program of up to $500 million by December 31, 2017

•	Announced concurrently today an agreement to sell CAM Crude Pipeline System in South Louisiana for $85 million to an investment-grade buyer to be completed in the first half of 2016
"Murphy USA ended 2015 on an impressive trajectory, achieving our aggressive new store and merchandise growth plans for the year. While fuel performance moderated from the record 4th quarter 2014 environment, we grew total volume and market share for the year," said Andrew Clyde President and CEO. "The Company enters 2016 with strong earnings momentum from our major initiatives along with the clear focus of our independent growth plans and a sustained commitment to delivering value to our shareholders."
Consolidated Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Operating Metrics	2015	2014	2015	2014
Net income ($ Millions)	$66.7	$98.3	$176.3	$243.9
Earnings per share (diluted)	$1.58	$2.13	$4.02	$5.26
Net income from continuing operations ($ Millions)	$29.2	$94.3	$137.6	$223.0
Earnings per share from continuing operations (diluted)	$0.69	$2.04	$3.14	$4.81
Adjusted EBITDA ($ Millions)	$77.3	$160.7	$342.9	$445.7

Income from continuing operations and Adjusted EBITDA for the quarter ending December 31, 2015 declined as retail fuel margins moderated to more historical levels when compared to the record margins earned in Q4-2014. The impact of lower retail fuel margins was offset in part by higher total fuel volume from new store additions, higher merchandise sales and margins, and improved product supply and wholesale contributions. Discontinued operations included a pre-tax gain of $60.8 million on the final adjusted sale of the Hereford Ethanol Plant.
The full year results and comparison primarily reflect the same factors, with the 2014 year also containing an after-tax benefit of $10.9 million from a LIFO decrement and a state tax benefit of $6.8 million.
Fuel

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Operating Metrics	2015	2014	2015	2014
Retail fuel volume - chain (Million gal per year)	1,074.3	1,038.9	4,123.8	3,980.8
Retail fuel volume - per site (K gal APSM)	273.4	277.2	267.9	270.4
Retail fuel margin (cpg excl credit card fees)	12.4	24.6	12.5	15.8
Retail fuel contribution ($K APSM)	$33.9	$68.3	$33.5	$42.8
PS&W contribution ($ Millions excl RINs)	$(7.8)	$(46.3)	$(16.8)	$13.4
RIN sales ($ Millions)	$23.6	$26.8	$117.5	$92.9
Total network retail gallons sold in the quarter increased by 3.4%, ahead of demand growth in Murphy USA marketing areas. Per store volumes declined 1.4% APSM and 1.5% same store sales (SSS) reflecting a relatively more stable price environment in 2015 versus the steeply falling price environment witnessed throughout Q4 of 2014. For the full year, per site gallons declined 0.9% APSM and 1.0% SSS reflecting both the difference in Q4 volatility and the lack of the enhanced Walmart summer fuel discount program in 2015.
Product supply and wholesale margin dollars excluding RINs improved in the quarter as Q4 experienced a drop in Gulf Coast gasoline prices of 22 cents in Q4-2015 compared to 115 cent drop in 2014. The improvement for the quarter reflected improved inventory and timing variances offset by weaker supply-to-retail transfer prices due to the different market conditions.
Adding $23.6 million to the total fuel contribution was the sale of 53 million RINs at an average price of $0.45 per RIN in the current period. For the full year, RINs added $117.5 million to the bottom line as 218 million RINs were sold at an average price of $0.54 per RIN compared to 196 million RINs sold at an average price of $0.48 in 2014. For the full year, the combined contribution from PS&W and RINs effectively contributed an additional 2.44 cpg to the retail fuel contribution (e.g. dividing by retail gallons sold) in 2015 compared to 2.67 cpg in 2014.

Merchandise

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Operating Metrics	2015	2014	2015	2014
Total merchandise sales ($ Millions)	$586.0	$549.4	$2,273.9	$2,161.4
Total merchandise contribution ($ Millions)	$83.9	$79.0	$327.5	$301.6
Total merchandise sales ($K APSM)	$149.1	$146.6	$147.7	$146.8
Merchandise unit margin (%)	14.3%	14.4%	14.4%	14.0%
Tobacco contribution ($K APSM)	$12.70	$13.08	$12.53	$12.45
Non-tobacco contribution ($K APSM)	$8.65	$8.00	$8.74	$8.04
Total merchandise contribution ($K APSM)	$21.35	$21.08	$21.27	$20.49
Total merchandise sales increased 6.7% in Q4 (up 5.2% full-year), driven both by new store additions and 2.6% SSS growth. Total merchandise margin contribution increased 6.2% for the quarter (up 8.6% full-year), as per store improvements and effective promotional sales helped drive better system-wide performance. While merchandise unit margins were down by 0.1% for the quarter, on a full-year basis unit margins were up 0.4%.
Tobacco contribution per store for the quarter was down 2.9% (down 1.2% SSS) primarily due to rebate adjustments in the Other Tobacco category. Cigarette margin dollars increased per site on relatively flat sales for the quarter. For the full year, the improvement in cigarette margin dollars led to the overall increase in tobacco contribution.
Non-tobacco contribution per store increased 8.2% APSM (6.2% SSS) for the quarter, driven by increases in beverages, general merchandise and lotto/lottery categories. Beverages continue to benefit from larger stores, enhanced product mix and promotions, and refresh/super-cooler improvements.
Other areas

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Operating Metrics	2015	2014	2015	2014
Total station and other operating expense ($ Millions)	$127.9	$125.6	$486.4	$486.8
Station OPEX excl credit card fees ($K APSM)	$23.36	$23.03	$22.44	$22.45
Total SG&A cost ($ Millions)	$32.3	$32.6	$129.3	$119.3

Total station and other operating expenses increased $2.3 million for the quarter while retail station operating expenses on an APSM basis declined 3.0%, primarily due to lower credit card fees associated with lower average fuel prices. For the full year, total operating expenses on a per store month basis remained flat, excluding credit card fees.
Total SG&A was relatively flat for the quarter. For the full year, higher SG&A reflects professional fees and other costs associated with the company's business improvement initiatives.
Station Openings
Murphy USA opened 44 retail locations in Q4-2015, bringing the year end store count to 1,335 locations that include 1,111 Murphy USA sites and 224 Murphy Express sites. A total of 73 stores were opened during the year and one Murphy USA location at a Neighborhood Market location was closed with the real estate sold to a third party.
Cash Flow and Financial Resources

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Metrics (Millions except average shares)	2015	2014	2015	2014
Cash flow from continuing operations	$95.8	$86.0	$233.7	$276.7
Capital expenditures (cash)	$(53.7)	$(51.0)	$(205.2)	$(135.3)
Free cash flow (non-GAAP)	$42.1	$35.0	$28.5	$141.4
Cash and cash equivalents			$102.3	$327.2
Long-term debt			$490.2	$488.3
Average shares outstanding, thousands (diluted)			43,794	46,417
Free cash flow from the quarter increased by $7 million as the increase in net cash from continuing operations exceeded the increase in capital expenditures. For the full year, free cash flow decreased by $113 million as net cash from continuing operations was down $43 million while capital expenditures increased $70 million.
Not included in the 2015 year-end cash balance is restricted cash of $68.6 million related to unspent sales proceeds from the Hereford ethanol plant sale that are currently being held by a third party trustee in order for the Company to participate in like-kind exchange transactions to defer tax gain on the sale of the plant. This restricted cash is included in non-current assets on the balance sheet at December 31, 2015.
The Company's asset-based loan facility remains undrawn with a borrowing base of $134.5 million as of January 2016.
No shares were repurchased during the current quarter. For the full year, $248.7 million was used for the share repurchase program, leading to the reduction in shares outstanding.

2015 Guidance Update and 2016 Guidance Highlights

	2015 Original Guidance Range	2015 Actual Results	2016 Guidance Range
Annual retail fuel volume (Billion gallons per year)	4.1 to 4.3	4.12	4.2 to 4.4
Retail fuel volume per store (K gallons APSM)	267 to 273	267.9	265 to 270
Retail fuel unit margin (cpg)	9.0 to 13.0	12.5	12.25 to 13.25
Product Supply & Wholesale contribution ($ Million per year)	$40 to $60	$(16.8)	$25 to $45
RINs (cents per RIN)	10 to 15	54	30 to 50
Total merchandise sales ($ Millions per year)	$2,250 to $2,300	$2,274	$2,320 to $2,370
Merchandise contribution ($ Millions per year)	$315 to $325	$327	$340 to $360
Retail station OPEX excluding credit cards (APSM %YOY change)	Below Inflation 2015: < +2.1%	0.0%	-2% to -4%
SG&A ($ Millions per year)	$120 to $125	$129	$130 to $135
New store additions	60 to 80	73	60 to 80
Capital expenditures ($ Millions per year)	$230 to $270	$216	$250 to $300
Adjusted EBITDA (non-GAAP)	Not provided	$343	$400 to $440
Performance relative to the 2015 original guidance has been highlighted previously in this release. Management's annual guidance for 2016 reflects the Company's independent growth strategy and results of its business improvement initiatives. Key 2016 guidance highlights include:

•	Network fuel volume growth reflects new site additions coupled with +/- 1% per site growth, reflecting market and competitive dynamics

•	Long-run retail fuel margin outlook increase of 25 bps reflects benefits from executing various improvement initiatives against an annual outlook with normal volatility

•	PS&W contribution decrease reflects reduction in CAM earnings and expected long refined product market; RIN outlook projects no major changes to RFS mandates

•	Merchandise sales growth reflects new site additions of mostly 1,200 sq. ft. stores and continued store upgrade investments

•	Merchandise contribution increase reflects higher sales and benefits of implementing the Core-Mark supply chain contract

•	Store operating expense per site reduction reflect benefits of ASaP first wave initiatives

•	Sustained SG&A costs reflect continued investments in systems and process upgrades

•	New store additions reflect current pipeline of available locations and land bank additions

•	Capital expenditures reflect sustained store growth, increase in store improvements and implementation of various corporate infrastructure projects

•	EBITDA improvements reflect the ranges of individual guidance components, adjusted for management's expected interactions across the components.
* * * * *

Earnings Call Information
The Company will host a conference call on February 4, 2016, at 10:00 a.m. Central time to discuss fourth quarter 2015 results. The conference call number is 1 (877) 291-1367 and the conference number is 22207109. A live audio webcast of the conference call and the earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Online replays of the earnings call will be available through Murphy USA’s web site and a recording of the call will be available through February 8, 2016, by dialing 1(855) 859-2056 and referencing conference number 22207109.
Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2015 (when available) contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Director, Investor Relations christian.pikul@murphyusa.com Cell 870-677-0278	Media/ Public Relations Contact: Jerianne Thomas (870) 875-7770 Director, Corporate Communications jerianne.thomas@murphyusa.com Cell - 870-866-6321

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited, except for twelve months in 2014)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Thousands of dollars except per share amounts)	2015	2014	2015	2014
Revenues
Petroleum product sales (a)	$2,317,531	$2,977,080	$10,304,689	$14,728,527
Merchandise sales	586,003	549,403	2,273,888	2,161,378
Other operating revenues	24,620	27,518	120,834	96,109
Total revenues	2,928,154	3,554,001	12,699,411	16,986,014
Costs and Operating Expenses
Petroleum product cost of goods sold (a)	2,188,514	2,764,686	9,794,475	14,074,579
Merchandise cost of goods sold	502,130	470,420	1,946,423	1,859,732
Station and other operating expenses	127,920	125,579	486,383	486,762
Depreciation and amortization	22,555	20,199	86,568	79,087
Selling, general and administrative	32,282	32,640	129,277	119,266
Accretion of asset retirement obligations	384	303	1,521	1,200
Total costs and operating expenses	2,873,785	3,413,827	12,444,647	16,620,626
Income from operations	54,369	140,174	254,764	365,388
Other income (expense)
Interest income	269	203	2,177	244
Interest expense	(8,491)	(8,412)	(33,531)	(36,646)
Gain (loss) on sale of assets	(567)	24	(4,658)	194
Other nonoperating income (expense)	(1,079)	9,845	(463)	10,166
Total other income (expense)	(9,868)	1,660	(36,475)	(26,042)
Income before income taxes	44,501	141,834	218,289	339,346
Income tax expense	15,268	47,544	80,698	116,386
Income from continuing operations	29,233	94,290	137,591	222,960
Income from discontinued operations, net of taxes	37,453	4,057	38,749	20,903
Net Income	$66,686	$98,347	$176,340	$243,863
Earnings per share - basic:
Income from continuing operations	$0.70	$2.06	$3.17	$4.84
Income from discontinued operations	0.90	0.09	0.89	0.45
Net Income - basic	$1.60	$2.15	$4.06	$5.29
Earnings per share - diluted:
Income from continuing operations	$0.69	$2.04	$3.14	$4.81
Income from discontinued operations	0.89	0.09	0.88	0.45
Net Income - diluted	$1.58	$2.13	$4.02	$5.26
Weighted-average shares outstanding (in thousands):
Basic	41,678	45,724	43,434	46,104
Diluted	42,066	46,170	43,794	46,417
Supplemental information:
(a) Includes excise taxes of:	$508,758	$500,262	$1,968,629	$1,930,608

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Thousands of dollars, except volume per store month, margins and store counts)	Three Months Ended December 31,		Twelve Months Ended December 31,
Marketing Segment	2015	2014	2015	2014

Revenues
Petroleum product sales	$2,317,531	$2,977,080	$10,304,689	$14,728,527
Merchandise sales	586,003	549,403	2,273,888	2,161,378
Other operating revenues	24,601	27,516	120,547	95,998
Total revenues	2,928,135	3,553,999	12,699,124	16,985,903

Costs and operating expenses
Petroleum products cost of goods sold	2,188,514	2,764,685	9,794,475	14,074,579
Merchandise cost of goods sold	502,130	470,420	1,946,423	1,859,732
Station and other operating expenses	127,920	125,579	486,383	486,761
Depreciation and amortization	21,104	19,069	81,348	74,906
Selling, general and administrative	32,282	32,640	129,277	119,266
Accretion of asset retirement obligations	384	303	1,521	1,200
Total costs and operating expenses	2,872,334	3,412,696	12,439,427	16,616,444

Income from operations	55,801	141,303	259,697	369,459

Other income
Interest expense	(7)	—	(20)	—
Gain (loss) on sale of assets	(567)	24	(4,658)	194
Other nonoperating income	102	117	434	438
Total other income	(472)	141	(4,244)	632

Income from continuing operations
before income taxes	55,329	141,444	255,453	370,091
Income tax expense	19,541	47,020	95,657	127,657
Income from continuing operations	$35,788	$94,424	$159,796	$242,434

Total tobacco sales revenue per store month	$113,706	$114,350	$112,954	$114,727
Total non-tobacco sales revenue per store month	35,424	32,256	34,772	32,096
Total merchandise sales revenue per store month	$149,130	$146,606	$147,726	$146,823

Store count at end of period	1,335	1,263	1,335	1,263
Total store months during the period	3,929	3,747	15,393	14,721

Same store sales information (compared to APSM metrics)

	Variance from prior period
	SSS	APSM	SSS	APSM
	Three months ended		Twelve months ended
	December 31, 2015		December 31, 2015
Fuel gallons per month	(1.5)%	(1.4)%	(1.0)%	(0.9)%

Merchandise sales	2.6%	1.7%	1.6%	0.6%
Tobacco sales	1.0%	(0.6)%	0.1%	(1.5)%
Non tobacco sales	8.6%	9.8%	7.0%	8.3%

Merchandise margin	1.6%	1.3%	4.2%	3.8%
Tobacco margin	(1.2)%	(2.9)%	2.5%	0.7%
Non tobacco margin	6.2%	8.2%	7.0%	8.7%

Murphy USA Inc.
Consolidated Balance Sheets

(Thousands of dollars)	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$102,335	$327,163
Accounts receivable—trade, less allowance for doubtful accounts of $1,963 in 2015 and $4,456 in 2014	136,253	138,466
Inventories, at lower of cost or market	155,906	157,046
Prepaid expenses and other current assets	41,173	11,710
Current assets held for sale	—	56,328
Total current assets	435,667	690,713
Property, plant and equipment, at cost less accumulated depreciation and amortization of $724,486 in 2015 and $663,067 in 2014	1,369,318	1,248,081
Restricted cash	68,571	—
Other assets	12,685	10,543
Noncurrent assets held for sale	—	—
Total assets	$1,886,241	$1,949,337
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$222	$—
Trade accounts payable and accrued liabilities	390,341	381,271
Income taxes payable	—	18,362
Deferred income taxes	1,729	522
Current liabilities held for sale	—	12,925
Total current liabilities	392,292	413,080

Long-term debt, including capitalized lease obligations	490,160	488,250
Deferred income taxes	161,236	137,882
Asset retirement obligations	24,345	22,245
Deferred credits and other liabilities	25,918	29,175
Total liabilities	1,093,951	1,090,632
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 and 46,767,164 shares issued at
2015 and 2014, respectively)	468	468
Treasury stock (5,088,434 and 1,056,689 shares held at
December 31, 2015 and 2014, respectively)	(294,139)	(51,073)
Additional paid in capital (APIC)	558,182	557,871
Retained earnings	527,779	351,439
Total stockholders' equity	792,290	858,705
Total liabilities and stockholders' equity	$1,886,241	$1,949,337

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Thousands of dollars)	2015	2014	2015	2014
Operating Activities
Net income	$66,686	$98,347	$176,340	$243,863
Adjustments to reconcile net income to net cash provided by operating activities
Income from discontinued operations, net of taxes	(37,453)	(4,057)	(38,749)	(20,903)
Depreciation and amortization	22,555	20,199	86,568	79,087
Deferred and noncurrent income tax credits	52,495	19,605	40,556	(4,403)
Accretion on discounted liabilities	384	303	1,521	1,200
Pretax (gains) losses from sale of assets	567	(24)	4,658	(194)
Net (increase) decrease in noncash operating working capital	(13,392)	(51,872)	(46,586)	(36,475)
Other operating activities - net	3,989	3,546	9,417	14,531
Net cash provided by continuing operations	95,831	86,047	233,725	276,706
Net cash provided by discontinued operations	(28,835)	3,085	(17,887)	28,876
Net cash provided by operating activities	66,996	89,132	215,838	305,582
Investing Activities
Property additions	(53,704)	(50,984)	(205,225)	(135,339)
Proceeds from sale of assets	4	97	729	376
Purchase of intangible assets	—	—	(2,889)	(10,631)
Changes in restricted cash	(68,571)	—	(68,571)	—
Investing activities of discontinued operations
Sales proceeds	93,765	—	93,765	1,097
Other	(2,498)	(3,246)	(7,443)	(4,918)
Net cash required by investing activities	(31,004)	(54,133)	(189,634)	(149,415)
Financing Activities
Purchase of treasury stock	—	(1,327)	(248,695)	(51,348)
Repayments of long-term debt	(57)	—	(146)	(70,000)
Debt issuance costs	—	75	(58)	(875)
Amounts related to share-based compensation	(39)	94	(3,075)	(580)
Net cash required by financing activities	(96)	(1,158)	(251,974)	(122,803)
Net increase (decrease) in cash and cash equivalents	35,896	33,841	(225,770)	33,364
Cash and cash equivalents at beginning of period	65,302	293,066	328,105	294,741
Cash and cash equivalents at end of period	101,198	326,907	102,335	328,105
Less: Cash and cash equivalents held for sale	(1,137)	(256)	—	942
Cash and cash equivalents of continuing operations at end of period	$102,335	$327,163	$102,335	$327,163

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s Adjusted EBITDA for the twelve months ended December 31, 2015 and 2014. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use this Adjusted EBITDA in our operational and financial decision-making, believing that such measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Thousands of dollars)	2015	2014	2015	2014

Net income	$66,686	$98,347	$176,340	$243,863

Income taxes	15,268	47,544	80,698	116,386
Interest expense, net of interest income	8,222	8,209	31,354	36,402
Depreciation and amortization	22,555	20,199	86,568	79,087
EBITDA	$112,731	$174,299	$374,960	$475,738

(Income) loss from discontinued operations, net of tax	(37,453)	(4,057)	(38,749)	(20,903)
Accretion of asset retirement obligations	384	303	1,521	1,200
(Gain) loss on sale of assets	567	(24)	4,658	(194)
Other nonoperating (income) expense	1,079	(9,845)	463	(10,166)
Adjusted EBITDA	$77,308	$160,676	$342,853	$445,675

The Company also considers Free Cash Flow in the operation of its business. Free cash flow is defined as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Free cash flow is also considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for us in evaluating the Company’s performance. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Numerous methods may exist to calculate a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods other companies use to calculate their free cash flow. The following table provides a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Thousands of dollars)	2015	2014	2015	2014

Net cash provided by continuing operations	$95,831	$86,047	$233,725	$276,706
Payments for property and equipment	(53,704)	(50,984)	(205,225)	(135,339)
Free cash flow	$42,127	$35,063	$28,500	$141,367